      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1998


                                                      REGISTRATION NO. 333-51925

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       METTLER-TOLEDO INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    3596                                   13-3668641
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------


                                                                                     WILLIAM P. DONNELLY
                                                                              METTLER-TOLEDO INTERNATIONAL INC.
                         IM LANGACHER                                                 PARK AVENUE TOWER
                       P.O. BOX MT-100                                         65 EAST 55TH STREET, 27TH FLOOR
               CH 8606 GREIFENSEE, SWITZERLAND                                        NEW YORK, NY 10022
                       011-41-944-22-11                                                 (212) 644-5900
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
   INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE               INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           OFFICES)


                            ------------------------

                                   Copies to:

                  TIMOTHY E. PETERSON, ESQ.                                        JAMES C. SCOVILLE, ESQ.
           FRIED, FRANK, HARRIS, SHRIVER & JACOBSON                                  DEBEVOISE & PLIMPTON
                      4 CHISWELL STREET                                                875 THIRD AVENUE
                  LONDON, EC1Y 4UP, ENGLAND                                        NEW YORK, NEW YORK 10022
                    (011-44-171) 972-9600                                               (212) 909-6000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

------------------

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. /x/

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                         PROPOSED             PROPOSED
                                                     MAXIMUM OFFERING    MAXIMUM AGGREGATE
       TITLE OF SECURITIES           AMOUNT TO BE        PRICE PER            OFFERING               AMOUNT OF
         TO BE REGISTERED            REGISTERED(1)       SHARE(2)           PRICE(1)(2)       REGISTRATION FEE(2)(3)
Common Stock, $.01 par value......    11,500,000          $19.78            $227,470,000              $67,104


(1) Includes shares of Common Stock that may be sold pursuant to the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), using the average of the high and low prices reported on the New York Stock Exchange on May 4, 1998.


(3) The Company previously paid a filing fee of $98,978.


                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE


     This Amendment No.2 to the Registration Statement consists of the Registration Statement facing page, this explanatory note, Part II to the Registration Statement and certain exhibits being filed herewith. The Prospectus has been omitted from this Amendment No. 2 as no changes have been made to the Prospectus previously filed on June 4, 1998.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following table shows the expenses, other than underwriting discounts and commissions, to be incurred by the Company in connection with the sale and distribution of securities being registered by the Company.


SEC Registration Fee..............................................................   $ 98,978
NASD Filing Fee...................................................................     30,500
Blue Sky Fees and Expenses........................................................      5,000
Legal Fees and Expenses...........................................................    225,000
Accounting Fees and Expenses......................................................     50,000
Printing Expenses.................................................................    200,000
Miscellaneous Expenses............................................................     40,522
                                                                                     --------
  Total...........................................................................   $650,000
                                                                                     --------
                                                                                     --------


------------------

* Except for the SEC registration fee and the NASD filing fee, all of the foregoing expenses have been estimated.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company, as a Delaware corporation, is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company or his serving at the request of the Company as a director, officer, employee or agent of another company or other entity. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Amended By-laws provide for indemnification by the Company of its directors and officers to the full extent authorized by the DGCL. Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against liabilities asserted against and incurred by them in such capacity or arising out of their status as such.

     Pursuant to specific authority granted by Section 102 of the DGCL, the Amended and Restated Certificate of Incorporation contains the following provision regarding indemnification of directors:

          "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

     The Amended By-laws contain the following provision regarding indemnification of directors and officers:

          "The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

     The Company has entered into agreements to provide indemnification for their directors and certain officers in addition to the indemnification provided for in the Amended and Restated Certificate of Incorporation and Amended By-laws. These agreements, among other things, indemnify the directors, to the fullest extent provided by Delaware law, for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of any affiliate of the Company, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Company.

     The Management Agreement between Mettler-Toledo, Inc. and AEA Investors provides for indemnification of employees of AEA Investors who serve as directors of the Company.

ITEM 16. EXHIBITS


 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
    1.1**     --   Form of U.S. Purchase Agreement.
    1.2**     --   Form of International Purchase Agreement.
    2.1       --   Stock Purchase Agreement between AEA-MT Inc., AG fur Prazisionsinstrumente and Ciba-Geigy AG, as
                   amended (Filed as Exhibit 2.1 to the Registration Statement, as amended, on Form S-1, of the
                   Company (Reg. No. 33-09621) and incorporated herein by reference).
    2.2       --   Share Sale and Purchase Agreement relating to the acquisition of the entire issued share capital of Safeline Limited (Filed as Exhibit 2 to the Current Report on Form 8-K of Mettler-Toledo
                   Holding Inc. dated June 3, 1997 and incorporated herein by reference).
    4.1       --   Specimen Form of the Company's Common Stock Certificate Filed as Exhibit 4.3 to the Registration
                   Statement, as amended, on Form S-1 of the Company (Reg. No. 333-35597) and incorporated herein by reference).
    5.1       --   Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, as to the legality of the securities being registered.
   23.1       --   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).
   23.2**     --   Consent of KPMG Fides Peat, independent auditors.
   24.1**     --   Powers of Attorney.


------------------

** Previously filed


ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (4) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 24TH OF JUNE, 1998.


                                          METTLER-TOLEDO INTERNATIONAL INC.


                                          By:      /s/ WILLIAM P. DONNELLY
                                              ----------------------------------
                                                    William P. Donnelly
                                                  Chief Financial Officer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                SIGNATURE                                         TITLE                              DATE
------------------------------------------  --------------------------------------------------   ------------
                   *                        President and Chief Executive Officer                June 24, 1998
------------------------------------------  (Principal Executive Officer), Chairman of the
            Robert F. Spoerry               Board of Directors

          /s/ WILLIAM P. DONNELLY           Chief Financial Officer                              June 24, 1998
------------------------------------------
           William P. Donnelly

                   *                        Director                                             June 24, 1998
------------------------------------------
             Philip Caldwell

                   *                        Director                                             June 24, 1998
------------------------------------------
            Reginald H. Jones

                   *                        Director                                             June 24, 1998
------------------------------------------
             John D. Macomber

                   *                        Director                                             June 24, 1998
------------------------------------------
              John M. Manser

                   *                        Director                                             June 24, 1998
------------------------------------------
            Laurence Z. Y. Moh

                   *                        Director                                             June 24, 1998
------------------------------------------
             Thomas P. Salice


* By: /s/ WILLIAM P. DONNELLY
      --------------------------------
          William P. Donnelly
          Attorney-in-Fact

                               INDEX TO EXHIBITS


 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------
    1.1**     --   Form of U.S. Purchase Agreement.
    1.2**     --   Form of International Purchase Agreement.
    2.1       --   Stock Purchase Agreement between AEA-MT Inc., AG fur Prazisionsinstrumente and
                   Ciba-Geigy AG, as amended (Filed as Exhibit 2.1 to the Registration Statement, as
                   amended, on Form S-1, of the Company (Reg. No. 33-09621) and incorporated herein by reference).
    2.2       --   Share Sale and Purchase Agreement relating to the acquisition of the entire issued share capital of Safeline Limited (Filed as Exhibit 2 to the Current Report on Form
                   8-K of Mettler-Toledo Holding Inc. dated June 3, 1997 and incorporated herein by reference).
    4.1       --   Specimen Form of the Company's Common Stock Certificate Filed as Exhibit 4.3 to the
                   Registration Statement, as amended, on Form S-1 of the Company (Reg. No. 333-35597)
                   and incorporated herein by reference).
    5.1       --   Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, as to the legality of the securities being registered.
   23.1       --   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).
   23.2**     --   Consent of KPMG Fides Peat, independent auditors.
   24.1**     --   Powers of Attorney.


------------------

** Previously filed